FILED
                                                          96 SEP 26 PM 4:22
                                                          SECRETARY OF STATE
                                                          TALLAHASSEE FLORIDA

                        ARTICLES OF INCORPORATION
                          WINMAX TRADING GROUP, INC.

     The undersigned , acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of
Incorporation for such corporation:

                                  ARTICLE I

     The name of the corporation is WINMAX TRADING GROUP, INC., whose principal place of business is 429 Seabreeze Boulevard, Ft. Lauderdale, Florida 33316.

                                  ARTICLE II

     The period of duration of the corporation is perpetual.

                                 ARTICLE III

     The purpose or purposes for which the corporation is organized are to engage in any activity or business permitted under the laws of the United States and of the State.

                                  ARTICLE IV

     The corporation shall have the authority to issue ten thousand (10,000) shares, all of one class of common Stock, with a par value of $1.00 per share.

                                  ARTICLE V

    The name of the Registered Agent and address of its initial registered office are:

                        DEBORAH FISCHER MORAITIS, ESQ.
                        2929 East Commercial Boulevard
                        Suite 701
                        Ft. Lauderdale, Florida 33308

                                  ARTICLE VI

    The number of directors constituting its initial Board of Directors is two
(2), whose names and addresses are:

                     Ralph Pistor- President/Treasurer
                     Igor Klaehre- Vice President/Secretary
                     429 Seabreeze Boulevard
                     Ft. Lauderdale, Florida 33316

                                 ARTICLE VII

The name and address of the incorporator is:

                     RALPH PISTOR
                     429 Seabreeze Boulevard
                     Ft. Lauderdale, Florida 33316
                                 ARTICLE VIII

      The shareholders shall have the power to adopt, amend, a1ter, change, or repeal the Articles of Incorporation when proposed and approved at a stockholder's meeting, with not less than a two-thirds vote of the common stock.

                                  ARTICLE IX

    The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors.

                                  ARTICLE X

     The holders of the common stock of this corporation shall have preemptive right to purchase, at prices, terms, and conditions that shall be fixed by the Board of Directors, such as the shares of the stock of this corporation as may be issued for money (money or any property or services) from time to time, in addition to that stock authorized by the corporation. The preemptive right of any holder is determined by the ratio of the authorized shares of common stock held by the holder to all shares of common stock currently authorized.

                                  ARTICLE XI

      Pursuant to Florida Statute Section 607.167(1), the effective date of the commencement of corporate existence is the 24th day of September, 1996, which is the date of subscription and acknowledgement of the Articles of Incorporation. Said Articles of Incorporation are to the filed within five (5) days after such date.

    IN WITNESS WHEREOF, THE UNDERSIGNED has made and subscribed of these Articles of Incorporation at Fort Lauderdale, Florida, on the 24th day of September, 1996.
                                                 /s/ Ralph Pistor
                                                 --------------------
                                                 RALPH PISTOR

STATE OF FLORIDA             )
                             )
COUNTY OF BROWARD            )

    BEFORE ME, the undersigned authority appeared RALPH PISTOR, who is personally known to be the person described in and who subscribed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Fort Lauderdale, in said County and State this 24th day of September, 1996.

/s/ Deborah Fischer Moraitis
------------------------------
Notary Public, State of Florida

My Commission Expires:


<Notary stamp for
N0TARY PUBLIC, STATE OF FLORIDA
DEBORAH FISCHER MORAITIS
COMMISSION NO. AA 764 157
MY COMMISSION EXPIRES APRIL 1997>


                 STATEMENT OF ACCEPTANCE OF REGISTERED AGENT

     I am familiar with and hereby accept the obligations of Registered Agent for WINMAX TRADING GROUP, INC.

                                        /s/ Deborah Fischer Moraitis
                                         -----------------------------
                                         DEBORAH FISCHER MORAITIS,  ESQ.
                                         Registered Agent

STATE OF FLORIDA          )
                          )
COUNTY OF BROWARD         )

      BEFORE ME, the undersigned authority personally appeared DEBORAH FISCHER MORAITIS, ESQ., who is known to be the person described in and who is named as the Registered Agent in the above Articles of Incorporation, and she freely and voluntarily acknowledged before me according to law that she has authorized said corporation to name her as its initial Registered Agent for the purposes mentioned and set forth in Article V.

      IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Ft. Lauderdale, in said County and State this 24th day of September, 1996.


                                          /s/ Kathleen A. Papa
                                          ---------------------------------
                                           Notary Public, State Florida
                                           My Commission Expired

     Affiant is personally known [ x] or provided the following form of identification ___________________________________________.

                                    <Official Notary Stamp of
                                     Kathleen A. Papa
                                     Commission Number
                                     CC367602
                                     My Commission expires
                                     A P R 26 ???>